================================================================================




                               WARRANT AGREEMENT



                                     among



                                 eSpeed, Inc.,



                                      and



                   The Freedom Participants Identified Herein






                            Dated as of April 4, 2001





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                                TABLE OF CONTENTS

                                                                                                               Page

Section 1        Certain Definitions.............................................................................3
Section 2        Issue of Warrants and Form of Warrant Certificates..............................................6
Section 3        Signature and Registration......................................................................6
Section 4        Transfer, Split-Up, Combination and Exchange of Warrant Certificates; Mutilated,
                 Destroyed, Lost or Stolen Warrant Certificates..................................................7
Section 5        Exercise of Warrants; Exercise Price; Expiration Date of Warrants...............................7
Section 6        Cancellation and Destruction of Warrant Certificates............................................9
Section 7        Reservation and Availability of Shares of eSpeed Class A Common Stock or Cash; Taxes............9
Section 8        Representations and Warranties of the Freedom Participants......................................9
Section 9        Certain Agreements of the Freedom Participants.................................................10
Section 10       eSpeed Class A Common Stock Record Date........................................................10
Section 11       Adjustments....................................................................................10
Section 12       Adjusted Exercise Price or Share Rate..........................................................15
Section 13       Reclassification, Consolidation, Merger, Combination, Sale or Conveyance.......................16
Section 14       Fractional Warrants and Fractional Shares of eSpeed Class A Common Stock.......................17
Section 15       Right of Action................................................................................17
Section 16       Agreement of Warrant Certificate Holders.......................................................17
Section 17       Warrant Certificate Holder Not Deemed a Stockholder............................................18
Section 18       Issuance of New Warrant Certificates...........................................................18
Section 19       Purchase of Warrants...........................................................................18
Section 20       Notice of Proposed Actions.....................................................................18
Section 21       General Covenants of eSpeed....................................................................19
Section 22       Piggyback Registration.........................................................................20
Section 23       Notices........................................................................................22
Section 24       Supplements and Amendments.....................................................................22
Section 25       Successors.....................................................................................22
Section 26       Benefits of this Agreement.....................................................................23
Section 27       Governing Law..................................................................................23
Section 28       Captions.......................................................................................23
Section 29       Termination....................................................................................23
Section 30       Counterparts...................................................................................23

Exhibit I        Form of Warrant Certificate
Exhibit II       Form of Election to Purchase


                                WARRANT AGREEMENT

                  This Warrant Agreement (this "Agreement") is entered into as of April 4, 2001 among eSpeed, Inc., a Delaware corporation ("eSpeed"), Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Scotia Capital Inc., TD Securities Inc., and CIBC World Markets Inc. (collectively the "Freedom Participants" and individually, a "Freedom Participant").

                               W I T N E S S E T H


                  WHEREAS eSpeed has entered into a Share Purchase Agreement, dated as of January 29, 2001, with, among others, Freedom International Brokerage Inc., an Ontario corporation ("Freedom"), the Freedom Participants and Freedom International Holding, L.P. ("Holdings') (the "Share Purchase Agreement"), providing for the purchase by Holdings of shares of Freedom International Brokerage Company, a Nova Scotia unlimited liability company ("New Freedom"), which will be formed from the amalgamation of Freedom and a company with no assets or liabilities and which will continue with the current business of Freedom, subject to a new shareholders' agreements and technology arrangements; and

                  WHEREAS the Share Purchase Agreement provides that eSpeed will issue on the Closing Date to Royal Bank of Canada ("Royal Bank") or its nominee, Roytor & Co. ("Nominee"), 400,000 warrants (the "Warrants"), each Warrant entitling the holder to purchase one share of eSpeed Class A Common Stock (as hereinafter defined) subject to adjustment, upon the terms and subject to the conditions hereinafter set forth;

                  WHEREAS eSpeed is duly authorized to create and issue the Warrants as herein provided;

                  WHEREAS all things have been done and performed to make the Warrants, when certified and issued by eSpeed, legal, valid, and binding upon eSpeed with the benefits of and subject to the terms of this Agreement;

                  WHEREAS the foregoing two recitals are made as representations and warranties by eSpeed;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                  Section 1 Certain Definitions
                          -------------------

                  For purposes of this Agreement, the following terms have the meanings indicated. Capitalized terms used and not defined herein have the meanings ascribed thereto in the Share Purchase Agreement.

                  (a) "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person at the time at which the determination of affiliation is made. For purposes of this Agreement, neither New Freedom nor any of its subsidiaries shall be considered an Affiliate of any Person.

                  (b) "Allocation Date" means one of the days that is 30 days after one of the first, second or third anniversaries of the Closing Date.

                  (c) "Business Day" means any day other than a Saturday, Sunday or a day on which banks are generally not open for business in the City of Toronto or New York.

                  (d) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (e) "Closing Date" means the date hereof.

                  (f) "Closing Price" with respect to a share of eSpeed Class A Common Stock on any day means the last reported sale price on that day during regular trading hours or, in case no reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day during regular trading hours, in either case, as reported in the consolidated transaction reporting system with respect to securities reported on Nasdaq or, if the shares of eSpeed Class A Common Stock are not then quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of eSpeed Class A Common Stock are then listed or admitted to trading or, if the shares of eSpeed Class A Common Stock are not quoted on Nasdaq and then not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices during regular trading hours on such other nationally recognized quotation system then in use, or, if on any such day the shares of eSpeed Class A Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors of eSpeed making a market in the shares of eSpeed Class A Common Stock. If the shares of eSpeed Class A Common Stock are not then publicly held or so listed, quoted or publicly traded, the term "Closing Price" means the fair market value of a share of eSpeed Class A Common Stock, as determined in good faith by the Board of Directors of eSpeed.

                  (g) "Commercial Contribution" means, with respect to a Freedom Participant, (i) the aggregate electronic trading volume generated by such Freedom Participant through trades of any product made over an eSpeed platform or trading system, times the average commission rate received by eSpeed or New Freedom, as applicable, for such transactions plus (ii) the aggregate amount of commissions actually paid by such Freedom Participant to eSpeed or New Freedom, as applicable, with respect to such transactions. Amounts in currencies other than Dollars calculated pursuant to this definition shall be converted into Dollars in accordance with the standard currency conversion method used by eSpeed at the time of such conversion.

                  (h) "Current Market Price" has the meaning set forth in
Section 14(a).

                  (i) "Distribution" has the meaning set forth in Section 5(a).

                  (j) "Dollars" and "$" mean U.S. dollars.

                  (k) "eSpeed Class A Common Stock" means the Class A common stock, par value $0.01 per share, of eSpeed.

                  (l) "eSpeed Commercial Contribution Statement" has the meaning set forth in Section 5(f).

                  (m) "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests in such Person or any other similar interests in any such Person that is not a corporation, partnership or limited liability company.

                  (n) "Exercise Period" means the period beginning 45 Business Days after the second anniversary of the Closing Date and ending at the Close of Business on the fifth anniversary of the Closing Date.

                  (o) "Exercise Price" has the meaning set forth in Section 2, which the Parties agree to be $22.43125 per share as of the Closing Date.

                  (p) "Freedom Registrable Shares" means at any particular time shares of eSpeed Class A Common Stock held by a Freedom Participant that (i) were issued to Freedom Participants as a result of the exercise of the Warrants and (ii) may not at such time be resold by such Freedom Participant pursuant to Rule 144 or Rule 145 under the Securities Act.

                  (q) "Hedging Activities" means any transactions intended to reduce the economic risk of ownership of the Warrants (including, without limitation, the sale of any option or contract to purchase or the purchase of any option or contract to sell or any other derivative) or that would, directly or indirectly, have the effect (or substantially the economic equivalent effect) of selling short the eSpeed Class A Common Stock or the Warrants.

                  (r) "Share Purchase Agreement" has the meaning set forth in the recitals hereto.

                  (s) "Nasdaq" means The Nasdaq Stock Market.

                  (t) "Offer Time" has the meaning set forth in Section 11(e).

                  (u) "Person" means any corporation (including a limited or unlimited liability company), general or limited partnership, joint venture, estate, trust, association, organization or other entity or governmental or regulatory authority or agency.

                  (v) "Purchased Shares" has the meaning set forth in
Section 11(e).

                  (w) "Securities Act" means the U.S. Securities Act of 1933 or any successor U.S. federal statute, and the rules and regulations of the U.S.

Securities Exchange Commission or any successor authority promulgated thereunder, all as the same shall be in effect from time to time.


                  (x) "Share Rate" has the meaning set forth in Section 2.

                  (y) "Trading Day " has the meaning set forth in Section 13.

                  (z) "Trigger Event" has the meaning set forth in
Section 11(c).

                  (aa)     "Warrant Amount" has the meaning set forth in
                           Section 5(a).

                  (bb)     "Warrant Certificates" has the meaning set forth in
                           Section 2.

                  (cc)     "Warrant Percentage" has the meaning set forth in
                           Section 5(a).

                  (dd)     "Warrantholder" means a holder of a Warrant
                           Certificate.

                  (ee) "Warrants" has the meaning set forth in the recitals hereto.

                  Section 2. Issue of Warrants and Form of Warrant Certificates

                  (a) A total of 400,000 Warrants are hereby created and authorized to be issued hereunder upon the terms and conditions herein set forth, and shall be executed by eSpeed, each Warrant entitling the registered holders thereof to acquire a number of shares of eSpeed Class A Common Stock for each such Warrant (the "Share Rate"), subject to adjustment as provided herein, at an initial Share Rate of one share of eSpeed Class A Common Stock for each Warrant.

                  (b) The certificates representing Warrants, including the form of election to purchase eSpeed Class A Common Stock (collectively, the "Warrant Certificates") shall be substantially in the form of Exhibit I hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as eSpeed may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the provisions of Section 18, the Warrant Certificates, when issued, shall be dated the Closing Date and on their face shall entitle the holders thereof to purchase such number of shares of eSpeed Class A Common Stock as shall be set forth therein at the Current Market Price per share determined as at the last Business Day before the date of the Share Purchase Agreement (the "Exercise Price"), payable in cash; provided that such number of shares and the Exercise Price shall be subject to the adjustments provided in this Agreement.

                  Section 3. Signature and Registration

                  Each Warrant Certificate shall be executed on behalf of eSpeed by its Chief Executive Officer, Vice Chairman or President, either manually or by facsimile signature, and have affixed thereto eSpeed's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of eSpeed, either manually or by facsimile signature.

                  Section 4. Transfer, Split-Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates

                  (a) The Freedom Participants and their respective nominees shall not, and shall use their best efforts to ensure that Royal Bank shall not, sell, transfer, assign, hypothecate, pledge, hedge or otherwise convey the Warrants or any portion thereof issued, whether by dividend, distribution or otherwise, except for transfers by Royal Bank of Warrant Certificates to the Freedom Participants or their respective nominees on an Allocation Date and in accordance with the terms hereof.

                  (b) At any time on an Allocation Date or during the Exercise Period a Warrant Certificate may be, at the option of the registered holder thereof, subject to any restrictions on transferability provided by U.S. Federal or state securities laws, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates entitling Freedom Participants to purchase a like aggregate number of shares of eSpeed Class A Common Stock as the Warrant Certificate or Warrant Certificates surrendered shall have entitled the registered holder thereof to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to eSpeed, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of eSpeed. Thereupon eSpeed shall sign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. eSpeed may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Warrant Certificates, together with reimbursement to eSpeed of all reasonable expenses incidental thereto.

                  (c) Upon receipt by eSpeed of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to eSpeed, and reimbursement to eSpeed of all reasonable expenses incidental thereto, and upon surrender to eSpeed and cancellation of the Warrant Certificate if mutilated, eSpeed shall make and deliver a new Warrant Certificate of like tenor to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

                  Section 5. Exercise of Warrants; Exercise Price; Expiration Date of Warrants

                  (a) On the Closing Date, 400,000 Warrants represented by a Warrant Certificate will be issued to Royal Bank and registered in the name of the Nominee. Royal Bank will initially hold all of the Warrants. The Freedom Participants shall use their best efforts to ensure that Royal Bank shall not transfer any Warrant to any entity other than a Freedom Participant or its nominee and then only in accordance with this Section 5(a). Royal Bank may arrange for the subdivision and distribution of the Warrants only with respect to the Distribution of Warrants to a Freedom Participant or its nominee on an Allocation Date. On the Allocation Dates in 2002 and 2003, the Freedom Participants shall use their best efforts to cause Royal Bank, subject to paragraphs (f) and (g) hereof, to distribute 133,333 Warrants to the Freedom Participants or their respective nominees and on the Allocation Date in 2004, subject to paragraphs (f) and (g) hereof, to distribute 133,334 Warrants to the

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Freedom Participants or their respective nominees so that on each such
Allocation Date, each Freedom Participant or its nominee receives a portion of such Warrants distributed on that date equal to its respective Warrant Amount (each such distribution, a "Distribution"). The "Warrant Amount" for each Freedom Participant or its nominee with respect to a Distribution on an Allocation Date shall be equal to its Warrant Percentage multiplied by the number of Warrants to be distributed on such Distribution Date. The "Warrant Percentage" for such Freedom Participant or its nominee with respect to a Distribution shall be equal to the Commercial Contribution of such Freedom Participant, in the case of the Distribution on the first Allocation Date, for the period from and including the date of the Share Purchase Agreement to and excluding the first anniversary of the Closing Date, in the case of the Distribution on the second Allocation Date, for the period from and including the first anniversary of the Closing Date to and excluding the second anniversary of the Closing Date, and in the case of the Distribution on the third Allocation Date, for the period from and including the second anniversary of the Closing Date to and excluding the third anniversary of the Closing Date, expressed as a percentage of the sum of all Commercial Contributions of all Freedom Participants during the applicable period, as set out in the eSpeed Commercial Contribution Statement.

                  (b) A Warrant may be exercised only during the Exercise
Period.

                  (c) During the Exercise Period and subject to paragraph (d) below, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to eSpeed at its principal office, together with payment of the Exercise Price in immediately available funds for each share of eSpeed Class A Common Stock for which the Warrants are exercised. Each Warrant not exercised during the Exercise Period shall become void, and all rights under the applicable unexercised Warrant Certificates and all rights under this Agreement shall cease as of such time.

                  (d) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares of eSpeed Class A Common Stock to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 7 in cash, or by certified check or bank draft payable to the order of eSpeed, eSpeed shall thereupon promptly (i) requisition from any transfer agent of the eSpeed Class A Common Stock certificates for the number of whole shares of eSpeed Class A Common Stock to be purchased, (ii) pay an amount of cash required to be paid in lieu of the issuance of fractional shares and (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered Warrantholder, registered in such name or names as may be designated by such Warrantholder, and when appropriate, after receipt promptly deliver such cash to or upon the order of the registered Warrantholder.

                  (e) In case any registered Warrantholder exercises less than all Warrants evidenced by a Warrant Certificate, a new Warrant Certificate evidencing the Warrants equivalent to the Warrants remaining unexercised shall be issued by eSpeed to such registered Warrantholder or to his or her duly authorized assigns, subject to the provisions of Section 14.

                  (f) eSpeed shall give to Royal Bank and to each Freedom Participant prior to each Allocation Date a written statement (the "eSpeed Commercial Contribution Statement") setting forth the Warrant Amount and the

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Warrant Percentage of each Freedom Participant for the period in respect of which Warrants will be allocated on such Allocation Date, together with the calculation of each such Warrant Percentage. Such statement shall be delivered in accordance with Section 23. Absent manifest error, none of the Freedom Participants shall dispute the eSpeed Commercial Contribution Statements and the calculations therein if eSpeed has made such calculations in good faith.

         (g) If, in the eSpeed Commercial Contribution Statement, eSpeed states that:

                  (i) a Freedom Participant has failed to deliver to eSpeed, with a copy to New Freedom, a certificate, executed by a senior officer of the Freedom Participant for and on behalf of the Freedom Participant and not in his personal capacity, to the effect that the Freedom Participant has not breached any of its obligations under Section 9 hereof during the Allocation Period for which the Warrants are being distributed, within 30 days of a written request for such certificate having been made to the Freedom Participant, with a copy to New Freedom, by eSpeed in accordance with Section 9 hereof, and

                  (ii) accordingly, eSpeed shall state in the eSpeed Commercial Contribution Statement that such Freedom Participant shall not be entitled to receive any further Warrants on any Distribution made under the Warrant Agreement and that any Warrants previously delivered to the Freedom Participant under the Warrant Agreement and hereunder are required to be redelivered to Royal Bank for redistribution by Royal Bank to the other Freedom Participants in the same proportions that such other Freedom Participants will receive Warrants for the Allocation Period for which the Warrants are being distributed;

then the Freedom Participant that failed to deliver such certificate and its nominee shall not be entitled to receive any further Distributions of Warrants and the Warrants redelivered to Royal Bank by such Freedom Participant shall be redistributed to the other Freedom Participants in the same proportions that such other Freedom Participants will receive Warrants for the Allocation Period for which the Warrants are being distributed in accordance with the procedures set out in the eSpeed Commercial Contribution Statement. Such Freedom Participant shall redeliver any Warrants previously delivered to it to Royal Bank, which shall redistribute them to the other Freedom Participants in the same proportions that such other Freedom Participants had received Warrants for the Allocation Period for which the Warrants are being distributed.

                  Section 6. Cancellation and Destruction of Warrant
Certificates

                  All Warrant Certificates surrendered for the purpose of exercise, split-up, combination or exchange shall be cancelled by eSpeed, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement.

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                  Section 7. Reservation and Availability of Shares of eSpeed
Class A Common Stock or Cash; Taxes

                  (a) eSpeed hereby covenants and agrees that, from and after the Closing Date until the termination of the Exercise Period, it shall cause to be reserved and kept available out of its authorized and unissued shares of eSpeed Class A Common Stock or its authorized and issued shares of eSpeed Class A Common Stock held in its treasury, free from preemptive rights, the number of shares of eSpeed Class A Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

                  (b) eSpeed shall not be responsible for any tax or governmental charge that may be payable in connection with the issuance or delivery of the Warrant Certificates, the transfer of Warrant Certificates or the issuance or delivery of certificates for eSpeed Class A Common Stock to Warrantholders. In addition, eSpeed shall not be required to issue or deliver any certificate for shares of eSpeed Class A Common Stock upon the exercise of any Warrant until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to eSpeed's satisfaction that no such tax or governmental charge is due.

                  Section 8. Representations and Warranties of the Freedom Participants

                  Each Freedom Participant hereby represents and warrants to eSpeed as follows:

                  (a) Organization, Good Standing and Qualification. It will obtain a representation and warranty from Royal Bank to eSpeed that as at the Closing Date:

                  (i) Royal Bank is a bank, duly organized, validly existing and in good standing under the Bank Act (Canada) and that it has all requisite power and authority to own and operate its properties and assets (including to hold the Warrants as registered owner thereof) and to carry on its business as presently conducted and is qualified to do business and is in good standing in Canada; and

                  (ii) the Nominee is a limited partnership, duly organized, validly existing and in good standing under the laws of Ontario and that it has all requisite power and authority to own and operate its properties and assets (including to hold the Warrants as registered owner thereof) and to carry on its business as presently conducted and is qualified to do business and is in good standing in Canada.

                  (b) Corporate Authority. Each Freedom Participant has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver, and perform its respective obligations under, this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of each Freedom Participant, enforceable against each Freedom Participant in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by each Freedom Participant do not, and the consummation of transactions contemplated hereby will not, constitute or result

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in a breach or violation of, or a default under, the organizational documents of any Freedom Participant.

                  Section 9. Certain Agreements of the Freedom Participants

                  From the date hereof until the date on which all of the Warrants become exercisable pursuant to the terms of this Agreement, the Freedom Participants shall not, and shall use their best efforts to ensure that Royal Bank does not, effect any Hedging Activities with respect to the Warrants, including, without limitation, short sales against the box or any other derivative transaction.

                  Section 10. eSpeed Class A Common Stock Record Date

                  Each Person in whose name any certificate for shares of eSpeed Class A Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the eSpeed Class A Common Stock represented thereby on, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the eSpeed Class A Common Stock transfer books of eSpeed are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the eSpeed Class A Common Stock transfer books of eSpeed are open.

                  Section 11. Adjustments

                  The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof as follows:

                  (a) Stock Dividends. In case eSpeed after the date hereof shall pay a dividend or make a distribution to all holders of shares of eSpeed Class A Common Stock in shares of eSpeed Class A Common Stock, then in any such case the Share Rate in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be increased to a Share Rate obtained by multiplying such Share Rate by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business after such dividend or distribution and (ii) the denominator shall be the sum of such number of shares of eSpeed Class A Common Stock outstanding prior to such dividend or distribution, and the Exercise Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business on such record date and (ii) the denominator shall be the sum of such number of shares of eSpeed Class A Common Stock outstanding and the total number of shares of eSpeed Class A Common Stock constituting such dividend or distribution, and such increase and reduction shall become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (a), the number of shares of eSpeed Class A Common Stock at any time outstanding shall not include shares held in eSpeed's treasury but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of eSpeed Class A Common Stock. eSpeed will not pay any dividend or make any distribution on shares of eSpeed Class A Common Stock held in eSpeed's treasury.

                  (b) Stock Splits and Reverse Splits. In case after the date hereof outstanding shares of eSpeed Class A Common Stock shall be subdivided or redivided by a stock split (or other similar event of general applicability to the eSpeed Class A Common Stock) ("Stock Split") into a greater number of shares of eSpeed Class A Common Stock, the Share Rate shall be adjusted by multiplying such Share Rate by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business after such Stock Split and (ii) the denominator shall be the sum of such number of shares of eSpeed Class A Common Stock outstanding prior to such Stock Split, and the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of eSpeed Class A Common Stock shall be combined by a reverse Stock Split (or other similar event of general applicability to the eSpeed Class A Common) into a smaller number of shares of eSpeed Class A Common Stock, the Share Rate shall be adjusted by multiplying such Share Rate by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business after such reverse Stock Split and (ii) the denominator shall be the sum of such number of shares of eSpeed Class A Common Stock outstanding prior to such reverse Stock Split, and the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) Other Issuances. In case eSpeed after the date hereof shall issue rights, options or warrants to holders of shares of eSpeed Class A Common Stock entitling them to subscribe for or purchase shares of eSpeed Class A Common Stock at a price per share less than the Closing Price per share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, the Share Rate in effect at the opening of business on the day following such record date shall be adjusted to a Share Rate obtained by multiplying such Share Rate by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business on such record date plus the number of additional shares of eSpeed Class A Common Stock so to be offered for subscription or purchase, and (ii) the denominator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business on such record date plus the number of shares of eSpeed Class A Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at the Closing Price on such record date, such adjustment to become effective immediately after the opening of business on the day following such record date, and the Exercise Price in effect at the opening of business on the day following such record date shall be adjusted to an Exercise Price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business on such record date plus the number of shares of eSpeed Class A Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at the Closing Price on such record date and (ii) the denominator shall be the number of shares of eSpeed Class A Common Stock outstanding at the close of business on such record date plus the number of additional shares of eSpeed Class A Common Stock so to be offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if eSpeed issues or distributes to each Warrantholder the right to receive, upon the exercise of the Warrants held by such Warrantholder after such Warrants become exercisable, the rights, options or warrants that such Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been exercised prior to such record date. For purposes of this subsection (c), the number of shares of eSpeed Class A Common Stock at any time outstanding shall not include shares held in eSpeed's treasury but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of eSpeed Class A Common Stock. Rights or warrants issued by eSpeed to all holders of eSpeed Class A Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of eSpeed Class A Common Stock, (ii) are not exercisable or (iii) are issued in respect of future issuances of eSpeed Class A Common Stock, including shares of eSpeed Class A Common Stock issued upon exercise of the Warrants evidenced by a Warrant Certificate, in each of cases (i) through (iii) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this subsection (c) not be deemed issued until the occurrence of the earliest Trigger Event.

                  (d) Special Dividends. In case eSpeed, after the date hereof, shall distribute to all holders of shares of eSpeed Class A Common Stock evidence of its indebtedness, cash, property or assets (excluding any regular periodic cash dividend), Equity Securities (other than eSpeed Class A Common Stock) or rights, options or warrants to subscribe (excluding those referred to in subsection (c) above) for Equity Securities, in each such case the Share Rate will be adjusted by multiplying the Share Rate in effect on such record date by a fraction of which (i) the numerator of which shall be the total number of eSpeed Class A Shares outstanding on such record date multiplied by such Closing Price, and (ii) the denominator of which shall be the total number of Class A Shares outstanding on such record date multiplied by the Closing Price on the earlier of the record date and the date on which eSpeed announces its intention to make such distribution, less the aggregate fair market value (as determined by the Board of Directors of eSpeed at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and the Exercise Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Price per share of eSpeed Class A Common Stock on such record date, less the then-current fair market value as of such record date (as determined by the Board of Directors of eSpeed in its good faith judgment) of the portion that such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed represent of the value of one share of eSpeed Class A Common Stock, and (ii) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made if eSpeed grants to each Warrantholder the right to receive, upon the exercise of the Warrants held by such Warrantholder after such Warrants become exercisable, such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets that such Warrantholder would have been entitled to receive had such Warrants been exercised prior to such record date. eSpeed shall provide any Warrantholder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed referred to in this subsection (d). Rights or warrants issued by eSpeed to all holders of eSpeed Class A Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of eSpeed Class A Common Stock, (ii) are not exercisable or (iii) are issued in respect of future issuances of eSpeed Class A Common Stock, including shares of eSpeed Class A Common Stock issued upon exercise of the Warrants evidenced by the Warrant Certificate, in each of cases (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (d) not be deemed issued until the occurrence of the earliest Trigger Event.

                  (e) Tender or Exchange Offer. In case after the date hereof a tender or exchange offer made by eSpeed or any Affiliate of eSpeed for all or any portion of the eSpeed Class A Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors of eSpeed in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors of eSpeed in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer previously consummated by eSpeed or any such subsidiary for all or any portion of the eSpeed Class A Common Stock and in respect of which no Exercise Price adjustment pursuant to this subsection (e) has been made, exceeds 5% of the product of the Closing Price of the eSpeed Class A Common Stock at the Offer Time multiplied by the number of shares of eSpeed Class A Common Stock outstanding (including any tendered shares) at the Offer Time, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Offer Time by a fraction of which (i) the numerator shall be (A) the product of the Closing Price of the eSpeed Class A Common Stock at the Offer Time multiplied by the number of shares of eSpeed Class A Common Stock outstanding (including any tendered shares) at the Offer Time minus (B) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (ii) the denominator shall be the product of (A) such Closing Price at the Offer Time multiplied by (B) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of eSpeed Class A Common Stock at any time outstanding shall not include shares held in the treasury of eSpeed but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of eSpeed Class A Common Stock.

                  (f) Notwithstanding anything in this Section 11 to the contrary, no adjustment in the Exercise Price or number of shares of eSpeed Class A Common Stock issuable upon exercise of a Warrant shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.25 or in the number of shares of eSpeed Class A Common Stock issuable upon exercise of a Warrant of at least 1%; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be.

                  (g) All Warrants originally issued by eSpeed prior to any adjustment made to the Exercise Price pursuant to this Section 11 shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of eSpeed Class A Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

                  (h) Irrespective of any adjustment or change in the Exercise Price or the number of shares of eSpeed Class A Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued under this Agreement.

                  (i) eSpeed hereby agrees that it shall not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed by it under this Agreement.

                  (j) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, eSpeed may elect to defer until the occurrence of such event the issuance to the holder of any Warrant exercised after such record date of the shares of eSpeed Class A Common Stock; provided, however, that eSpeed shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (k) eSpeed shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those expressly required by this Section 11, as and to the extent that it in its sole discretion may determine to be advisable in order that any event treated for Federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

                  (l) eSpeed shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of eSpeed Class A Common Stock or shares of capital stock of any class other than eSpeed Class A Common Stock, subdivision, reclassification or combination of shares of eSpeed Class A Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by eSpeed to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

                  Section 12. Adjusted Exercise Price or Share Rate

                  With respect to adjustments in the Exercise Price or the Share Rate as provided in Sections 11 or 13:

                  (a) eSpeed shall (i) promptly prepare a certificate setting forth the Exercise Price as so adjusted or the number of shares of eSpeed Class A Common Stock issuable upon exercise of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment and (ii) mail a brief summary thereof to each holder of Warrants.

                  (b) The adjustments shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a share of eSpeed Class A Common Stock, and in the case of any adjustments in the Share Rate and/or Exercise Price, apply cumulatively to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment.

                  (c) In the event of any question arising with respect to adjustments to the number and kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, or any other adjustments applicable to the Warrants contemplated by the Warrant Agreement, such question shall be conclusively determined by eSpeed's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by eSpeed and acceptable to the Freedom Participants. Such accountants shall have access to all necessary records of eSpeed and such determination shall be binding upon eSpeed and the Warrantholders absent manifest error.

                  (d) If and whenever eSpeed shall take any action affecting or relating to the eSpeed Class A Shares, other than any action described in
Section 11 or Section 13, which in the opinion of the directors would prejudicially affect the rights of any holders of Warrants, the Share Rate and/or Exercise Price will be adjusted by the Board of Directors in such manner, if any, and at such time, as the Board of Directors may in their sole discretion determine to be equitable in the circumstances to such holders.

                  Section 13. Reclassification, Consolidation, Merger, Combination, Sale or Conveyance

                  In case any of the following occurs while any Warrants are valid and outstanding: (a) any reclassification or change of the outstanding shares of eSpeed Class A Common Stock (other than a change in par value, or from par value to no par value, or as covered by Section 11(a) or (b)), (b) any consolidation, merger or combination of eSpeed with or into another corporation as a result of which holders of eSpeed Class A Common Stock are entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such eSpeed Class A Common Stock or (c) any sale or conveyance of the property or assets of eSpeed as, or substantially as, an entirety to any other entity as a result of which holders of eSpeed Class A

Common Stock are entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such eSpeed Class A Common Stock, then eSpeed, or any successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with eSpeed an agreement so that the holders of Warrants then outstanding shall have the right, upon exercise of such Warrants, to receive the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of shares of eSpeed Class A Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                  If the holders of eSpeed Class A Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon any reclassification, consolidation, merger, combination, sale or conveyance, then for purposes of this Section 13 the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by a Warrantholder, which specification shall be made by such Warrantholder within the same time period as is allotted to holders of eSpeed Class A Common Stock. If a Warrantholder fails to make any specification, such Warrantholder's choice shall be deemed to be whatever choice is made by a majority of holders of eSpeed Class A Common Stock not affiliated with eSpeed or any other party to the reclassification, consolidation, merger, combination, sale or conveyance. Such new Warrants shall provide for adjustments which, for events subsequent to the effective date of such new Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 11 and this Section 13. The above provisions of this Section 13 shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales or conveyances. The term "Trading Day" shall mean a day on which Nasdaq is open for the transaction of business.

                  eSpeed shall mail by first-class mail, postage prepaid, to each registered Warrantholder, written notice of the execution of any amendment or agreement referred to in this Section 13 and all other documents provided to holders of eSpeed Class A Common Stock. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 11. The provisions of this Section 13 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of any kind described above.

                  Section 14. Fractional Warrants and Fractional Shares of eSpeed Class A Common Stock

                  (a) eSpeed shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the Persons to whom Warrant Certificates representing such fractional Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a Warrant multiplied by the Current Market Price per whole Warrant. The "Current Market Price" per share of eSpeed Class A Common Stock (or per Warrant) on any date shall be deemed to be the average of the daily Closing

Prices per share of eSpeed Class A Common Stock for the 10 consecutive Trading Days immediately prior to such date.

                  (b) eSpeed shall not be required to issue fractions of shares of eSpeed Class A Common Stock upon exercise of Warrants or to distribute stock certificates that evidence fractional shares of eSpeed Class A Common Stock. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a share of eSpeed Class A Common Stock multiplied by the Current Market Price per share of eSpeed Class A Common Stock.

                  (c) Each holder of a Warrant Certificate by accepting the same shall be deemed to waive his or her right to receive any fractional Warrant or any fractional share of eSpeed Class A Common Stock upon exercise of a Warrant.

                  Section 15. Right of Action

                  Rights of action in respect of the Warrant Agreement are vested in any registered Warrantholder, and any registered Warrantholder, including Royal Bank, or any group of registered Warrantholders, including Royal Bank, may enforce, and may institute and maintain any suit, action or proceeding against eSpeed to enforce, or otherwise act in respect of, such rights of such Warrantholders.

                  Section 16. Agreement of Warrant Certificate Holders

                  Each holder of a Warrant Certificate by accepting the same shall be deemed to consent and agree with eSpeed and with every other Warrantholder that:

                  (a) the Warrant Certificates are not transferable without the consent of eSpeed or pursuant to Section 5; with eSpeed's consent, the Warrant Certificates are transferable only on the registry books of eSpeed if surrendered at the principal office of eSpeed, duly endorsed or accompanied by a proper instrument of transfer, and only in accordance with this Agreement; and

                  (b) eSpeed may deem and treat the Person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than eSpeed) for all purposes whatsoever, and eSpeed shall not be affected by any notice to the contrary.

                  Section 17. Warrant Certificate Holder Not Deemed a
Stockholder

                  No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, eSpeed Class A Common Stock or any other securities of eSpeed which may at any time be issuable on the exercise or conversion of the Warrants represented thereby, nor shall anything contained in this Agreement or in any Warrant Certificate be construed to confer upon the holder of any Warrant

Certificate, as such, any of the rights of a stockholder of eSpeed or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 20), or to receive dividends or distributions or subscription rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions of this Agreement.

                  Section 18. Issuance of New Warrant Certificates

                  Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, eSpeed may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price in accordance with this Agreement and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

                  Section 19. Purchase of Warrants

                  eSpeed shall have the right, except as limited by applicable law or other agreements, to negotiate the purchase of Warrants from one or more Warrantholders at such time, in such manner and for such consideration as may be agreed.

Section 20.       Notice of Proposed Actions

                  In case eSpeed shall propose (a) to declare a dividend on shares of eSpeed Class A Common Stock payable in shares of capital stock of any class or to make any other distribution (other than aggregate cash dividends and distributions not in excess of $1.00 for the fiscal year ending December 31, 2001, $1.50 for the fiscal year ending December 31, 2002, $2.00 for the fiscal year ending December 31, 2003, $2.50 for the fiscal year ending December 31, 2004 and $3.00 for the fiscal year ending December 31, 2005, payable out of retained earnings or earned surplus) to all holders of eSpeed Class A Common Stock (including any distribution made in connection with a consolidation or merger in which eSpeed is the continuing corporation), (b) to offer rights, options or warrants to all holders of eSpeed Class A Common Stock entitling them to subscribe for or purchase eSpeed Class A Common Stock (or securities convertible into or exercisable or exchangeable for eSpeed Class A Common Stock or any other securities), (c) to offer any shares of capital stock in a reclassification of shares of eSpeed Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which eSpeed is the continuing corporation), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 75% of the assets or net income of eSpeed and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding-up of eSpeed, then, in each such case, eSpeed shall give to each registered Warrantholder, in accordance with Section 23, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of eSpeed Class A Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) and (b) above at least 10 days prior to the record date for determining holders of eSpeed Class A Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of eSpeed Class A Common Stock, whichever may be earlier. The failure to give any notice as and when required by this Section 20 or any defect therein shall not affect the legality or validity of the action taken by eSpeed or the vote upon any such action. Unless specifically required by Section 11, the Exercise Price, the number of shares of eSpeed Class A Common Stock covered by each Warrant and the number of Warrants outstanding shall not be subject to adjustment as a result of eSpeed being required to give notice pursuant to this
Section 20.

                  Section 21. General Covenants of eSpeed

                  eSpeed covenants that so long as any Warrants remain outstanding:

                  (a) It will at all times maintain its corporate existence and will carry on and conduct its business in accordance with good business practice.

                  (b) It will reserve and there will remain unissued out of its authorized capital a sufficient number of shares in eSpeed Class A Common Stock to satisfy the rights of acquisition on the exercise of the Warrants as provided for herein.

                  (c) It will cause the shares in eSpeed Class A Common Stock from time to time subscribed for or deemed to have been subscribed for pursuant to the exercise of the Warrants in the manner herein provided to be duly issued and delivered in accordance with the Warrants and the terms hereof.

                  (d) It will use its reasonable best efforts to maintain the listing of the shares in eSpeed Class A Common Stock which are outstanding on NASDAQ and to complete all necessary requirements in connection with the listing and posting for trading of the shares in eSpeed Class A Common Stock issuable on the exercise of the Warrants on such exchange as soon as practicable following the issue of such shares in eSpeed Class A Common Stock.

                  (e) All of the shares in eSpeed Class A Common Stock which are issued on the exercise of the Warrants shall be issued as fully paid and non-assessable and the holders thereof shall not be liable to eSpeed or its creditors in respect of the issue of such shares in eSpeed Class A Common Stock.

                  (f) It will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as a Warrantholder may reasonably require for the better accomplishing and effecting the intentions and provisions of this Agreement.

                  (g) If, in the opinion of a Warrantholder, acting reasonably, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities regulator in Canada or the United States or any other step is required under any federal or provincial law of Canada or under any federal or state law of the United States before any eSpeed Class A Common Stock may be issued or delivered to a Warrantholder upon exercise of its Warrants, eSpeed covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as may be required or appropriate in the circumstances.

                  (h) eSpeed will give written notice of the issue of the eSpeed Class A Common Stock pursuant to the exercise of Warrants, in such detail as may be required, to NASDAQ and to each securities regulator in Canada and the United States where there is legislation requiring the giving of any such notice.

                  Section 22. Piggyback Registration

                  (a) Subject to the terms and conditions set forth in this
Section 22, if eSpeed proposes for any reason to register shares of eSpeed Class A Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, or in connection with a registration primarily for the benefit of employees) at any time during the one-year period beginning on the date that is 45 Business Days after the third anniversary of the Closing Date, it shall promptly give written notice to each of the Freedom Participants of its intention to so register such shares and, upon the written request, given within 15 days after delivery of such notice by eSpeed, of any Freedom Participant to include in such registration Freedom Registrable Shares held by such Freedom Participant (which request shall specify the number of Freedom Registrable Shares proposed to be included in such registration by such Freedom Participant and shall state the intended method of disposition of such Freedom Registrable Shares by such Freedom Participant), eSpeed shall use commercially reasonable efforts to cause all such Freedom Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration. In the event that the proposed registration by eSpeed is an underwritten public offering of shares of eSpeed Class A Common Stock, any request pursuant to this Section 22 to register Freedom Registrable Shares shall specify that such Freedom Registrable Shares are to be included in the underwriting on the same terms and conditions as the shares of eSpeed Class A Common Stock, if any, otherwise being sold through underwriters under such registration.

                  (b) If the managing underwriter advises eSpeed that the inclusion of all Freedom Registrable Shares, together with all other shares of eSpeed Class A Common Stock proposed to be included in such registration would interfere materially with the successful marketing (including pricing) of any of such other shares of eSpeed Class A Common Stock proposed to be registered by eSpeed, then eSpeed may in its sole discretion exclude all such Freedom Registrable Shares (or any portion thereof) from such registration and any offering related thereto.

                  (c) In the event that less than all of the Freedom Registrable Shares requested to be included in a registered offering are included in such offering by operation of paragraph (b) above, the number of Freedom Registrable Shares to be included in such offering shall be allocated among the selling Freedom Participants on a pro rata basis corresponding, with respect to each selling Freedom Participant, to the ratio that the number of Freedom Registrable

Shares requested by such selling Freedom Participant to be included bears to the aggregate number of Freedom Registrable Shares requested to be included by all such selling Freedom Participants.

                  (d) eSpeed shall not be obligated to effect the registration of any Freedom Registrable Shares pursuant to this Section 22 unless the Freedom Participants electing to participate consent to customary conditions of a reasonable nature that are imposed by eSpeed. Without limiting the generality of the foregoing, whenever Freedom Registrable Shares are registered pursuant to this Section 22, each Freedom Participant participating in such registration shall, as a condition to the including of Freedom Registrable Shares held by such Freedom Participant in such registration, provide eSpeed on a timely basis with such information and materials as eSpeed may reasonably request in order to effect the registration of the Freedom Registrable Shares.

                  (e) Notwithstanding anything in this Section 22 to the contrary, eSpeed shall have no obligation to include any Freedom Registrable Shares proposed to be included in any registration relating to a secondary offering of such of eSpeed Class A Common Stock by one or more third parties if
(i) the terms of any agreement providing for such secondary offering do not provide for the inclusion of the Freedom Registrable Share pursuant to piggyback registration rights and (ii) such third parties do not consent to the inclusion of such Freedom Registrable Shares.

                  (f) All expenses incurred by eSpeed in effecting a registration and sale of Freedom Registrable Shares under this Section 22, including, without limitation, all registration and filing fees (including all expenses incident to filing with Nasdaq), fees and expenses of complying with securities and "blue-sky" laws, printing expenses, expenses incurred in composing the registration statement and all amendments, supplements and exhibits thereto, expenses incurred by eSpeed in marketing and assisting in the marketing of such Freedom Registrable Shares, the fees, disbursements and expenses of managing underwriter or underwriters, the fees and expenses of counsel and independent auditors including fees of counsel and accountants incurred in connection with the preparation of customary opinions of counsel and independent auditors shall be borne by the selling Freedom Participants on a pro rata basis corresponding, with respect to each selling Freedom Participant, to the ratio that the number of Freedom Registrable Shares requested by such selling Freedom Participant to be included bears to the aggregate number of eSpeed Class A Common Stock to be included in such registration; provided, however, that under all circumstances, all underwriting discounts, income and transfer taxes, if any, selling commissions and legal fees and expenses of counsel to the Freedom Participants participating in any registration under this
Section 22 shall not be borne by eSpeed but shall be borne solely by such participating Freedom Participants in respect of their Freedom Registrable Shares.

                  Section 23. Notices

                  Notices or demands authorized by this Agreement to be given or made (a) by any Warrantholder to or on eSpeed, or (b) by eSpeed to any Warrantholder, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the second Trading Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the sixth Trading

Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) If to eSpeed, to:

                           eSpeed, Inc.
                           One World Trade Center
                           New York, NY  10048

                           Attention:  President
                           fax:  (212) 938-4116

                           and to

                           Attention:  General Counsel
                           fax:  (212) 938-3620

                  (ii) If to any Warrantholder, to the address of such holder as shown on the registry books of eSpeed.

                  Section 24. Supplements and Amendments

                  (a) eSpeed may from time to time supplement or amend this Agreement without the approval of any Warrantholders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which eSpeed may deem necessary or desirable all of which shall not adversely affect the interests of the holders of Warrant Certificates.

                  (b) In addition to the foregoing, with the consent of holders of not less than a majority in number of the then outstanding Warrants, eSpeed may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Warrantholders; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the holder of each outstanding Warrant affected thereby.

                  Section 25. Successors

                  All covenants and provisions of this Agreement by or for the benefit of eSpeed shall bind and inure to the benefit of their respective successors and assigns.

                  Section 26. Benefits of this Agreement

                  Nothing in this Agreement shall be construed to give any Person other than eSpeed and the registered Warrantholders any legal or equitable right, remedy or claim under this Agreement.

                  Section 27. Governing Law

                  This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 28. Captions

                  The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 29. Termination

                  (a) This Agreement shall terminate on the fifteenth day following the earlier to occur of (i) the end of the Exercise Period and (ii) the date on which there remains no Warrant outstanding.

                  (b) Following the termination of this Agreement, this Agreement shall cease to be of further effect except to the extent Royal Bank or eSpeed have not performed any of their obligations hereunder and Royal Bank, on demand of eSpeed and upon delivery to Royal Bank of a certificate of eSpeed stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement.

                  Section 30. Counterparts

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 eSPEED, INC.


                                 By:      /s/ Frederic T. Varacchi
                                          -----------------------------------
                                          Authorized Officer


                                 By:
                                          -----------------------------------
                                          Authorized Officer


                                 MERRILL LYNCH CANADA INC.


                                 By:      /s/ Vikram Rao
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ Loretta Marcoccia
                                          -----------------------------------
                                          Authorized Officer


                                 BMO NESBITT BURNS, INC.


                                 By:      /s/ J.S. Cunningham
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ A.J. Stoddart
                                          -----------------------------------
                                          Authorized Officer


                                 RBC DOMINION SECURITIES INC.


                                 By:      /s/ James D. McGivern
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ Jonathan W. Hunter
                                          -----------------------------------
                                          Authorized Officer


                                 SCOTIA CAPITAL INC.


                                 By:      /s/ Russell A. Morgan
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ John Madden
                                          -----------------------------------
                                          Authorized Officer

                                 TD SECURITIES INC.


                                 By:      /s/ Donald A. Wright
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ Michael W. McBain
                                          -----------------------------------
                                          Authorized Officer


                                 CIBC WORLD MARKETS INC.


                                 By:      /s/ Brian R. Thibideau
                                          -----------------------------------
                                          Authorized Officer


                                 By:      /s/ Phipps Lounsbery
                                          -----------------------------------
                                          Authorized Officer

                               WARRANT CERTIFICATE


Certificate No.   1                                           400,000  Warrants
                -----                                         -------

                       NOT EXERCISABLE AFTER APRIL 3, 2006


                               Warrant Certificate


                                  eSPEED, INC.

NEITHER THIS WARRANT NOR THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  This certifies that Roytor & Co. ("Holdco") or its registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement, dated as of April 4, 2001 (the "Warrant Agreement"), among eSpeed, Inc., a Delaware corporation ("eSpeed") and the Freedom Participants identified therein to purchase from eSpeed during the Exercise Period at the principal office of eSpeed in New York City, during regular business hours, the number of shares of common stock, par value $0.01 per share, of eSpeed ("eSpeed Class A Common Stock") represented hereby at a price per share of eSpeed Class A Common Stock, payable in cash only, equal to the Current Market Price per share as at the last Business Day before the date of the Share Purchase Agreement (as defined in the Warrant Agreement) (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of eSpeed Class A Common Stock which may be purchased upon exercise thereof) set forth above and the Exercise Price set forth above are the number and Exercise Price as of January 26, 2001, based on the shares of eSpeed Class A Common Stock as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number of shares of eSpeed Class A Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events.

                  Terms defined in the Warrant Agreement, and not otherwise defined herein, shall have, for the purposes of this Warrant Certificate, the meaning ascribed to them in the Warrant Agreement. This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of eSpeed and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of eSpeed. After 5:00 P.M., New York City time, on the last Business Day (as defined in the Warrant Agreement) of the Exercise Period, all Warrants evidenced by this Warrant Certificate shall become null and void and of no value.

                  Holdco or its registered assigns may allocate and transfer the Warrants represented by this Warrant Certificate to the Freedom Participants in accordance with Section 5 of the Warrant Agreement. Neither this Warrant Certificate nor any of the Warrants represented by this Warrant Certificate may be sold, transferred, assigned, hypothecated, pledged or otherwise conveyed by Holdco or its registered assigns, except as expressly permitted by Section 4(a) of the Warrant Agreement.

                  At any time during the Exercise Period, this Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of eSpeed, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of eSpeed Class A Common Stock, in each case as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised.

                  eSpeed shall make a cash payment in lieu of issuing fractional Warrants or fractional shares of eSpeed Class A Common Stock, as provided in the Warrant Agreement.

                  No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, eSpeed Class A Common Stock or of any other securities of eSpeed which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of eSpeed or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as expressly provided in the Warrant Agreement), or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

                  WITNESS the facsimile signature of the proper officers of eSpeed. Dated as of April 4, 2001.


ATTEST:                               ESPEED, INC.


                                      By:
-----------------------------             -----------------------------------
Secretary                                      Authorized Officer

                                   Exhibit II

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise the Warrant Certificate.)


To: eSpeed, Inc.,

                  The undersigned hereby irrevocably elects to exercise __________________ Warrants represented by this Warrant Certificate to purchase the shares of eSpeed Class A Common Stock issuable upon the exercise of such Warrants and requests that Certificates for such shares of eSpeed Class A Common Stock be issued in the name of and delivered to:

Please insert Social Security
or other identifying number

--------------------------------------------------------------
              (Please print name and address)

--------------------------------------------------------------

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


--------------------------------------------------------------
              (Please print name and address)

--------------------------------------------------------------

Dated:
       ---------------------------------  --------------------------------
                                          Signature
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this
                                          Warrant Certificate)

Signature Guaranteed: